Exhibit 10.1

QUAD/GRAPHICS, INC.

2010 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD

[Name and Address of Option Recipient]

You have been granted an option (your “Option”) to purchase shares of the Class A Common Stock (“Shares”) of Quad/Graphics, Inc. (the “Company”) under the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan (the “Plan”) with the following terms and conditions:

Grant Date:	[ ]

Type of Option:	Nonqualified Stock Option

Number of Option Shares:	[ ]

Exercise Price per Share:	U.S. $[ . ]

Vesting:

One-third of your Option will vest and become exercisable on each of the second, third and fourth anniversaries of the Grant Date, provided, in the case of each one-third, that you remain in continuous employment or service until the applicable vesting date.

The vesting of your Option will accelerate in the following circumstances:

•                                          If you are continuously employed with, or in the service of, the Company or its Affiliates through the date preceding the date of a “Change in Control” (as defined below), then this Option will vest in full on the date of such Change in Control

•                                          If your employment or service relationship with the Company and its Affiliates is terminated as a result of your death or disability (within the meaning of Code Section 22(e)(3)), then this Option will vest in full on the date of such termination.

•                                          If your employment or service relationship with the Company and its Affiliates terminates as a result of your retirement upon or after age 65, then this Option will vest in full on the date of retirement.

Except as otherwise provided above, upon your termination of employment with, or cessation of services to, the Company and its Affiliates, the unvested portion of your Option will immediately terminate.

For purposes of this Award, a “Change in Control” means any event which results in the legal or beneficial ownership of shares of voting stock of the Company granting the holder or holders thereof a majority of the votes for the election of the majority of the Board of Directors (or other supervisory board) of the Company being owned by any person or entity (or group of persons or entities acting in concert) other than any one or more of the following acting alone or in concert: (i) the respective spouses and descendants of Harry V. Quadracci, Harry R. Quadracci or Thomas A. Quadracci and/or the spouses of any such descendants, (ii) the respective executors, administrators, guardians or conservators of the estates of any Harry V. Quadracci, Harry R. Quadracci, Thomas A Quadracci or the Persons descried in clause (i) above, (iii) trustees holding shares of voting stock of the Company for the benefit of any of the persons described in clause (i) or (ii) above and (iv) any employee stock ownership or other benefit plan of the Company (together, the “Permitted Holders”). Notwithstanding the foregoing, the transfer of legal or beneficial ownership of any of the shares of voting stock of the Company to a new entity shall not be a Change in Control if a majority of the voting stock of such new entity is owned by Permitted Holders. In the event such a transfer occurs, the foregoing definition of “Change in Control” shall be construed with respect to the new entity that owns all of the voting stock of the Company (as opposed to the Company itself).

Termination Date:

Your Option expires at, and cannot be exercised after, the close of business at the Company’s headquarters on the earliest to occur of:

•                                          The tenth (10th) anniversary of the Grant Date;

•                                          24 months after your termination of employment or service as a result of death;

•                                          36 months after your termination of employment or service upon retirement or as a result of disability (within the meaning of Code Section 22(e)(3)); or

•                                          90 days after your termination of employment or service for any other reason, provided that if you die during this 90-day period, the exercise period will be extended until 24 months after the date of your death.

If the date this Option terminates as specified above falls on a day on which the stock market is not open for trading or on a date on which you are prohibited by Company policy (such as an insider trading policy) from exercising the Option, the termination date shall be automatically extended to the first available trading day following the original termination date, but not beyond the tenth (10th) anniversary of the Grant Date.

Manner of Exercise:

You may exercise your Option only to the extent vested and only if it has not terminated. To exercise your Option, you must complete the “Notice of Stock Option Exercise” form provided by the Company and return it to the address or send it via facsimile or email as indicated on the form. The form will be effective when it is received by the Company, but exercise will not be completed until you pay the total exercise price and all applicable withholding taxes due as a result of the exercise to the Company.

If someone else wants to exercise your Option after your death, that person must contact the Company and prove to the Company’s satisfaction that he or she is entitled to do so.

Your ability to exercise your Option may be restricted by the Company if required by applicable law.

Restrictions on Resale:

By accepting your Option, you agree not to sell any Shares acquired under your Option at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

Restrictions on Transfer:

During your lifetime, this Option is only exercisable by you. You may not transfer, pledge or assign this Option, by operation of law or otherwise, except pursuant to your will or the laws of descent and distribution. If you attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, except as provided above, or in the event this Option is subject to levy or attachment, execution or similar process, the Company may terminate this Option by providing written notice to you.

Recoupment; Rescission of Exercise

If the Committee determines that recoupment of incentive compensation paid to you pursuant to your Option is required under any law or any recoupment policy of the Company, then your Option will terminate immediately on the date of such determination to the extent required by such law or recoupment policy, any prior exercise of such Option may be deemed to be rescinded, and the Committee may recoup any such incentive compensation in accordance with such recoupment policy or as required by law. The Company shall have the right to offset against any other amounts due from the Company to you the amount owed by you hereunder and any exercise price and withholding amount tendered by you with respect to any such incentive compensation.

Miscellaneous:	• As a condition of the granting of your Option, you agree, for yourself and your legal representatives or guardians, that this

Stock Option Award shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Stock Option Award or the Plan and any determination made by the Committee pursuant to this Stock Option Award or the Plan shall be final, binding and conclusive.

•                                          Subject to the terms of the Plan, the Committee may modify or amend this Stock Option Award without your consent as permitted by Section 17(a) of the Plan or: (i) to the extent such action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which shares of the Company’s Class A Common Stock are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of this Stock Option Award or that such action is in the best interest of you or any other person who may then have an interest in this Stock Option Award.

•                                          Notwithstanding the foregoing, this Stock Option Award may not be amended, and the Company may not take any other action the effect of which is,  to reduce the Exercise Price per Share other than (i) pursuant to Section 17(a) of the Plan, and in accordance with Section 1.409A-1(b)(5)(v)(B) of the Treasury Regulations, or (ii) in connection with a transaction which is considered the grant of a new option for purposes of Section 409A of the Code, provided that the new Exercise Price per Share is not less than Fair Market Value of a Share on the new grant date.

•                                          As a condition of the granting of your Option, you acknowledge and agree that this Stock Option Award and the Plan constitute the entire agreement of the parties with respect to the subject matter of this Stock Option Award and the Plan.

•                                          This Stock Option Award may be executed in counterparts.

Your Option is granted under and governed by the terms and conditions of the Plan.  Additional provisions regarding your Option and definitions of capitalized terms used and not defined in your Option can be found in the Plan.

BY SIGNING BELOW AND ACCEPTING THIS STOCK OPTION AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN.  YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

QUAD/GRAPHICS, INC.

By:
	[Name of Authorized Officer]	[Name of Option Recipient], Optionee

Date:

QUAD/GRAPHICS, INC.

NOTICE OF STOCK OPTION EXERCISE

Your completed form should be delivered to:                                                   ,                                                         .  Phone:

Fax:                                                                           .  Email:

Incomplete forms may cause a delay in processing your option exercise.

OPTIONEE INFORMATION

Please complete the following.  PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME MAY BE ON YOUR STOCK CERTIFICATE.

Name:

Street Address:

City:	State:	Zip Code:

Work Phone #: ( ) - -	Home Phone #: ( ) - -

Social Security #: - -

DESCRIPTION OF OPTION(S) BEING EXERCISED

Please complete the following for each option that you wish to exercise.

Grant Date	Exercise Price Per Share	Number of Option Shares Being Purchased	Total Exercise Price (multiply Exercise Price Per Share by Number of Option Shares Being Purchased)
	$		$
	$		$
	$		$
	$		$
	$		$
	Aggregate Exercise Price		$